Exhibit 7

OMB APPROVAL
UNITED STATES	OMB Number: 3235-0379
SECURITIES AND EXCHANGE COMMISSION	Expires: January 31, 2025
Washington, DC 20549	Estimated average burden
hours per response:.................2.00

FORM F-X

APPOINTMENT OF AGENT FOR SERVICE OF
PROCESS AND UNDERTAKING
GENERAL INSTRUCTIONS

A. Name of issuer or person filing (“Filer”):	Odyssey Trust Company
B.(1) This is an (check one)

☒	original filing for the Filer

☐	amended filing for the Filer

C.	Identify the filing in conjunction with which this Form is being filed:
Name of registrant	Ayr Wellness Inc.
Form type	T-6
File Number (if known)
Filed by	Odyssey Trust Company
Date Filed	November 28, 2023	(if filed concurrently, so indicate)

D.	The Filer is incorporated or organized under the laws of	Alberta
(jurisdiction name under whose laws the issuer is organized/incorporated)

and has its principal place of business at	1230-300 5 Avenue SW, Calgary, Alberta, T2P 3C4

E.	The Filer designates and appoints	Weil, Gotshal & Manges LLP	(“Agent”) located at
(name of United States person serving as agent)

767 Fifth Avenue, New York, New York, 10153	(212) 310-8000	as the agent of the Filer
(full United States address)	(telephone number)

Persons who respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

SEC 2288 (7-22)

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upon whom may be served any process, pleadings, subpoenas, or other papers in

(a)	any investigation or administrative proceeding conducted by the Commission; and

(b)	any civil suit or action brought against the Filer or to which the Filer has been joined as defendant or respondent, in any appropriate court in any place subject to the jurisdiction of any state or of the United States or of any of its territories or possessions or of the District of Columbia, where the investigation, proceeding or cause of action arises out of or relates to or concerns (i) any offering made or purported to be made in connection with the securities registered or qualified by the Filer on Form

T-6	on	November 28, 2023	or any purchases or sales of any security in connection
(form name)		(date)

therewith; (ii) the securities in relation to which the obligation to file an annual report on Form 40-F arises, or any purchases or sales of such securities; (iii) any tender offer for the securities of a Canadian issuer with respect to which filings are made by the Filer with the Commission on Schedule 13E-4F, 14D-1F or 14D-9F; or (iv) the securities in relation to which the Filer acts as trustee pursuant to an exemption under Rule 10a-5 under the Trust Indenture Act of 1939. The Filer stipulates and agrees that any such civil suit or action or administrative proceeding may be commenced by the service of process upon, and that service of an administrative subpoena shall be effected by service upon such agent for service of process, and that service as aforesaid shall be taken and held in all courts and administrative tribunals to be valid and binding as if personal service thereof had been made.

F.	Each person filing this Form in connection with:

	(a)	the use of Form F-10, 40-F or Schedule 13E-4F, 14D-1F or 14D-9F stipulates and agrees to appoint a successor agent for service of process and file an amended Form F-X if the Filer discharges the Agent or the Agent is unwilling or unable to accept service on behalf of the Filer at any time until six years have elapsed from the date the issuer of the securities to which such Forms and Schedules relate has ceased reporting under the Exchange Act;

(b)	the use of Form F-8, Form F-80 or Form CB stipulates and agrees to appoint a successor agent for service of process and file an amended Form F-X if the Filer discharges the Agent or the Agent is unwilling or unable to accept service on behalf of the Filer at any time until six years have elapsed following the effective date of the latest amendment to such Form F-8, Form F-80 or Form CB;

(c)	its status as trustee with respect to securities registered on Form F-7, F-8, F-10, F-80 stipulates and agrees to appoint a successor agent for service of process and file an amended Form F-X if the Filer discharges the Agent or the Agent is unwilling or unable to accept service on behalf of the Filer at any time during which any of the securities subject to the indenture remain outstanding; and

(d) the use of Form 1-A or other Commission form for an offering pursuant to Regulation A stipulates and agrees to appoint a successor agent for service of process and file an amended Form F-X if the Filer discharges the Agent or the Agent is unwilling or unable to accept service on behalf of the Filer at any time until six years have elapsed from the date of the last sale of securities in reliance upon the Regulation A exemption.

Each filer further undertakes to advise the Commission promptly of any change to the Agent’s name or address during the applicable period by amendment of this Form, referencing the file number of the relevant form in conjunction with which the amendment is being filed.

G.	Each person filing this Form, other than a trustee filing in accordance with General Instruction I. (a) of this Form, undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to: the Forms, Schedules and offering statements described in General Instructions I. (a), I. (b), I. (c), I. (d) and I. (f) of this Form, as applicable; the securities to which such Forms, Schedules and offering statements relate; and the transactions in such securities.

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The Filer certifies that it has duly caused this power of attorney, consent, stipulation and agreement to be signed

on its behalf by the undersigned, thereunto duly authorized, in the City of	Calgary
(city name)

Country of	Canada	this	28	day of	November	,	2023	.
	(country name)		(day of month)		(month)		(year)

Filer:	Odyssey Trust Company	by	Dan Sander, President, Corporate Trust
	(filer’s name)		(signature and title)

This statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Dan Sander	November 28, 2023
(signature)	(date)

Dan Sander, President, Corporate Trust
(title)

Instructions

1.	The power of attorney, consent, stipulation and agreement shall be signed by the Filer and its authorized Agent in the United States.

2.	The name of each person who signs Form F-X shall be typed or printed beneath such person’s signature. Any person who occupies more than one of the specified positions shall indicate each capacity in which such person signs Form F-X. If any name is signed pursuant to a board resolution, a copy of the resolution shall be filed with each copy of Form F-X. A certified copy of such resolution shall be filed with the manually signed copy of Form F-X. If any name is signed pursuant to a power of attorney, a copy of the power of attorney shall be filed with each copy of Form F-X. A manually signed copy of such power of attorney shall be filed with the manually signed copy of Form F-X.

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